Exhibit 99.1

NEWS RELEASE

Contacts:

Justin Coe

Chief Financial Officer

jcoe@bhrreit.com

Joe Germani / Miller Winston

Longacre Square Partners

Braemar@Longacresquare.com

BRAEMAR HOTELS & RESORTS ANNOUNCES TRANSITION TO SELF-MANAGED REIT

Announces Governance Updates and Files Preliminary Proxy Statement Naming Board Nominees

Luxury Portfolio Positioned to Capitalize on Strong Sector Fundamentals

DALLAS, November 10, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced its transition to a self-managed REIT following the termination of its advisory agreement with Ashford Inc. and its affiliates (“Ashford”). The Company also announced updates to its corporate governance framework and that it has filed its preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Additional details regarding the termination are included in the Company’s Current Report on Form 8-K filed today.

“This transition marks the start of a new chapter for Braemar as a self-managed REIT,” said Richard J. Stockton, the Company’s President and Chief Executive Officer. “Our management team is now employed directly by the Company, we have updated our governance framework, and we have put forward a slate of director nominees, seven of whom are independent, with deep REIT, audit, governance and public company experience.”

Mr. Stockton continued, “Our luxury portfolio continues to perform. As we recently reported, the portfolio’s third-quarter Comparable RevPAR rose 14.4% and Comparable Hotel EBITDA grew 20.7%, led by our urban hotels, where Comparable RevPAR rose 23.3% and Comparable Hotel EBITDA rose 63.2%. Looking ahead, we expect continued wealth creation at the top of the economy and limited new luxury supply in our markets through 2028 to support 2027. Forward booking pace remains strong, and major events like Super Bowl LXI in Los Angeles add further tailwinds.”

Transition to Self-Managed REIT

Braemar has terminated its advisory agreement with Ashford, as well as its master hotel management and master project management agreements with Remington Lodging & Hospitality, LLC and Premier Project Management LLC, in accordance with their terms. In connection with the transition:

•	Board transition. All current directors other than Mr. Stockton have agreed to resign from the Board, effective upon the filing of the Company’s definitive proxy statement, which is expected in approximately 10 days. The Company’s nominees are expected to join the Board following those resignations and will stand for election at the Annual Meeting.

•	Management is in-house. Braemar’s management team, including CEO Richard Stockton, is now employed directly by the Company.

•	Hotel management. Braemar has entered into agreements with third-party management companies Stonebridge Companies and Avion Hospitality to manage the Sofitel Chicago Magnificent Mile and Cameo Beverly Hills, respectively.

Governance Updates

Following a review of its governing documents, the Board approved revisions to the Company’s Bylaws, Corporate Governance Guidelines, Code of Ethics and Board Committee Charters. Key updates include:

•	Director resignation policy. Under a newly adopted majority vote standard and resignation policy, any incumbent director who fails to receive majority support from stockholders in an uncontested election must promptly tender his or her resignation, and the NCG Committee must promptly accept it.

•	Proxy access. The percentage of directors that may be nominated through proxy access has been increased from 20% to 25%.

•	Quorum. A majority quorum now applies to all stockholder meetings and matters, replacing the one-third quorum that previously applied to certain Board proposals.

•	Advance notice. The advance notice provisions have been updated. The notice window for annual meeting submissions now opens 120 days and closes 90 days before the anniversary of the prior year’s annual meeting, compared with 90 and 60 days previously.

•	REIT ownership provisions. Subject to stockholder approval at the Annual Meeting, the vote required to amend the REIT ownership and transfer provisions of the Company’s Articles of Amendment and Restatement (the “Charter”) would be reduced from two-thirds to a majority of the votes entitled to be cast.

•	Codes of ethics. The Company adopted an amended and restated Code of Business Conduct and Ethics and a separate Code of Ethics for the CEO and CFO.

These updates reflect the Company’s continued focus on sound corporate governance as a self-managed public company.

Board Nominees

The preliminary proxy statement filed today includes Braemar’s previously announced slate of eight director nominees. Seven of the eight nominees are independent.

•	Craig A. Barbarosh, former senior executive at an $8 billion real estate investment firm and audit committee chair of Sabra Health Care REIT, is expected to chair the Nominating and Corporate Governance (“NCG”) Committee and serve on the Compensation Committee.

•	Kevin Covey, founder of a real estate and private credit investment firm, is expected to serve on the Compensation Committee.

•	Stephen Haggerty, hotel real estate executive with more than two decades of senior roles at Marriott and Hyatt and former Managing Partner of Trinity Investments, is expected to serve as Chair of the Board, subject to election by the Board.

•	Daniel J. Hirsch, former co-leader of the real estate group at Farallon and current director on the Macerich board’s compensation and capital allocation committees, is expected to chair the Compensation Committee.

•	Kevin M. Luebbers, former CFO of public hotel REIT RFS Hotel Investors and senior executive at Hilton, is expected to serve on the Audit Committee and the NCG Committee.

•	Gail P. Steinel, audit committee chair of Federal Realty Investment Trust and Invesque Corporation, is expected to chair the Audit Committee.

•	Richard J. Stockton, CEO of Braemar with extensive institutional knowledge and deep expertise in real estate investment banking and capital markets, will continue to serve as a director.

•	Stephen W. Theriot, former CFO of Vornado Realty Trust and JBG SMITH Properties, is expected to serve on the Audit Committee and the NCG Committee.

Mr. Stockton, the Company’s only non-independent director nominee, will not serve on any Board committees. Together, the eight nominees bring decades of public company leadership, lodging and REIT investment, capital markets, board and audit experience. Additional information about the nominees can be found in the preliminary proxy statement.

About Braemar Hotels & Resorts

Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the luxury hotel and resort sector. The Company targets luxury urban and resort properties, specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its portfolio features luxury properties across the United States and the U.S. territories in the Caribbean.

Forward-Looking Statements

Certain statements in this communication contain or are based upon “forward-looking” information and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements about the Company’s strategy, outlook and future plans. When we use words such as “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties, many of which are outside Braemar’s control, which could cause actual results to differ materially from those anticipated, including, without limitation: the transition to self-management and related transition arrangements; the outcome of any pending or future litigation or other legal proceedings; our nomination of the director candidates; potential risks related to actions or proposals from stockholders; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to effectuate our dividend policy, including operating results and the economic outlook influencing our board’s decision whether to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the SEC.

The forward-looking statements in this communication are made only as of the date of this communication and are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently known to us. These beliefs, assumptions and expectations can change as a result of many potential events or factors, not all of which are known to us. Investors should not place undue reliance on forward-looking statements. The Company can give no assurance that these statements will be attained, and is not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

This press release contains non-GAAP financial measures, including EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA, Comparable Hotel EBITDA, Comparable Hotel EBITDA Margin, FFO, NAREIT FFO, Adjusted FFO, Net Debt and Net Debt to Gross Assets. Management believes these measures are useful to investors because they exclude items that do not reflect the ongoing operating performance of the Company's hotels — principally depreciation and amortization, which is substantial for a real estate owner and does not correlate with the change in value of the Company's properties, together with financing costs, income taxes, impairment charges, gains and losses on asset dispositions, and costs associated with transactions and the Company's transition to self-management. Presenting results on this basis allows period-to-period comparisons of hotel-level and corporate operating performance, facilitates comparison with other lodging REITs that report similar measures, and reflects how management evaluates the portfolio, allocates capital and measures the performance of the Company's hotel managers. These measures are also used in the Company's internal budgeting and forecasting and, in the case of Net Debt and Net Debt to Gross Assets, in evaluating leverage and balance sheet capacity.

These measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flow from operating activities, or any other measure prepared in accordance with GAAP, and they are not indicative of funds available to meet the Company's cash needs, including the ability to fund distributions. Because these measures are not standardized, the Company's presentation may not be comparable to similarly titled measures reported by other companies.

EBITDA is net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, and equity in (earnings) loss of unconsolidated entities, and after the Company's portion of EBITDA of OpenKey. EBITDAre is EBITDA further adjusted to exclude impairment charges on real estate and (gain) loss on the disposition of assets and hotel property, as defined by NAREIT. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price or debt amount. A capitalization rate is determined by dividing the property's net operating income by the purchase price. Net operating income is the property's Hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Adjusted EBITDAre is EBITDAre further adjusted to exclude amortization of favorable (unfavorable) contract assets and liabilities, transaction and conversion costs, other (income) loss, write-off of loan costs and exit fees, realized and unrealized (gain) loss on derivatives, stock- and unit-based compensation, legal, advisory and settlement costs, advisory services incentive fees, (gain) loss on extinguishment of debt, (gain) loss on insurance settlement, and severance. Hotel EBITDA is property-level net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes and non-hotel EBITDA ownership expense, less EBITDA attributable to noncontrolling interests in consolidated entities. Comparable Hotel EBITDA further adjusts Hotel EBITDA to present results for all periods as though each hotel had been owned for the full period. Hotel EBITDA Margin is Hotel EBITDA divided by total hotel revenue. FFO is net income (loss) computed in accordance with GAAP, excluding gains and losses from the sale of properties and impairment charges on depreciable real estate, plus real estate–related depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. NAREIT FFO is FFO as defined by NAREIT. Adjusted FFO is NAREIT FFO further adjusted for items the Company does not consider indicative of ongoing operating performance, consistent with the adjustments described under Adjusted EBITDAre. Net Debt is total indebtedness less unrestricted cash, restricted cash and the Company's loan receivable. Gross Assets is total assets plus accumulated depreciation. Net Debt to Gross Assets is Net Debt divided by Gross Assets. RevPAR, Total RevPAR, ADR and occupancy are hotel operating statistics and are not non-GAAP financial measures. Comparable operating statistics present all periods as though each hotel had been owned for the full period.

Important Information for Investors and Stockholders

Certain Information Regarding Participants

Braemar and its directors and certain of its executive officers will be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Braemar in connection with the matters to be considered at Braemar’s 2026 Annual Meeting of Stockholders. Information regarding the names of Braemar’s executive officers and directors and their respective interests in Braemar by security holdings or otherwise is set forth (i) in Braemar’s proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on October 30, 2025 (the “2025 Proxy Statement”), including under the headings “SUMMARY”, “PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS”, “CORPORATE GOVERNANCE”, “BOARD OF DIRECTORS AND COMMITTEES”, “EXECUTIVE OFFICERS”, “EXECUTIVE COMPENSATION”, “PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION”, “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS” and “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS” and (ii) under Item 1.01 “ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT” in the Current Reports on Form 8-K filed by Braemar with the SEC on December 23, 2025, on March 17, 2026, on April 3, 2026 and on May 22, 2026, under Item 5.02 “DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” in the Current Reports on Form 8-K filed by Braemar with the SEC on February 25, 2026, on February 27, 2026, on March 6, 2026, on March 17, 2026 and on May 28, 2026, under Item 5.07 “SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS” in the Current Report on Form 8-K filed by Braemar with the SEC on December 16, 2025 and under Item 8.01 “OTHER EVENTS” in the Current Report on Form 8-K filed by Braemar with the SEC on June 1, 2026. To the extent holdings of such persons in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, by Jim A. Plohg on December 22, 2025, by Jim A. Plohg on January 14, 2026, by Monty J. Bennett on February 26, 2026, by Richard J. Stockton on February 26, 2026 and by Eric Batis on June 1, 2026. Additional information can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Details concerning the nominees of Braemar’s Board of Directors for election at the 2026 Annual Meeting will be included in the Proxy Statement (defined below). These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Braemar are also available free of charge by accessing the “SEC Filings” section of the Company’s website at www.braemar.q4ir.com/investor/financials-sec-filings/sec-filings/.

Important Information and Where to Find It

Braemar Hotels & Resorts Inc. (the “Company” or “Braemar”) intends to file a proxy statement and GOLD proxy card and other relevant documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for Braemar’s 2026 Annual Meeting of Stockholders (the “Proxy Statement”). This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other document that Braemar may file with the SEC in connection with any solicitation by Braemar. BRAEMAR STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY BRAEMAR AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Braemar free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Braemar are also available free of charge by accessing the “SEC Filings” section of the Company’s website at www.braemar.q4ir.com/investor/financials-sec-filings/sec-filings/.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	258,085	(507,469)	(249,384)	33,765	(29,042)	4,723
Non-property adjustments	(259,922)	259,922	—	(40,584)	40,584	—
Interest income	(257)	257	—	(400)	400	—
Interest expense	5,957	8,568	14,525	7,693	14,769	22,462
Amortization of loan cost	470	1,208	1,678	529	2,197	2,726
Depreciation and amortization	16,610	1	16,611	23,164	—	23,164
Income tax expense (benefit)	(7,918)	(1,838)	(9,756)	(1)	(647)	(648)
Non-hotel EBITDA ownership expense	1,671	(1,671)	—	1,396	(1,396)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	14,696	(241,022)	(226,326)	25,562	26,865	52,427
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	—	—	—	(937)	937	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—
Hotel EBITDA attributable to the Company and OP unitholders	14,696	(241,022)	(226,326)	24,625	27,802	52,427
Non-comparable adjustments	(1,783)			(14,865)
Comparable hotel EBITDA	12,913			10,697
RESORT PROPERTIES:
Hotel EBITDA including amounts attributable to noncontrolling interest	4,539			14,437
Non-comparable adjustments	(1,761)			(9,950)
Comparable hotel EBITDA	2,778			4,487
URBAN PROPERTIES:
Hotel EBITDA including amounts attributable to noncontrolling interest	10,157			11,125
Non-comparable adjustments	(22)			(4,915)
Comparable hotel EBITDA	10,135			6,210

NOTE: The above comparable information assumes the eight hotel properties owned and included in the Company's operations at September 30, 2026, were owned as of the beginning of each of the periods presented.